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                                                                   EXHIBIT 10.16

                       WRITTEN CONFIRMATION OF CONSENT TO
                 AMENDMENT OF OPTION AND CANCELLATION OF OPTION

I, Robert K. Burgess, hereby confirm in writing my earlier consent on July 15, 1997 to the amendment of the stock option granted to me in July 1996 to purchase l,000,000 shares of Common Stock of Macromedia at $15.00 per share to reduce the per share exercise price to $7.781, the fair market value of Macromedia's Common Stock on July 15, 1997.

I understand and confirm my agreement that the repriced option will remain subject to all of its original terms as set forth in the Nonqualified Stock Option Agreement, except that the repriced option will not be exercisable until May 5, 1998 unless my employment as President of Macromedia is terminated prior to that date (i) because of my death or disability or (ii) at or following a "Change in Control" (as defined in my Employment Agreement) which termination triggers the acceleration of the exercisability and vesting of my option pursuant to my Employment Agreement.

I further understand and confirm my agreement to the cancellation, as of July 15, 1997, of the option granted to me on May 6, 1997 to purchase 250,000 shares of Macromedia's Common Stock.


                                          /s/ Robert K. Burgess
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                                          Signature of Robert K. Burgess

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                                                                   (Date)